Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Chell Group Corporation
Toronto, Ontario

      We hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated November 16, 2001, relating to the financial statements of Chell Group Corporation that are included in Form 10-K for the fiscal year ended August 31, 2001.


                                                        LAZAR LEVINE & FELIX LLP

New York, NY
February 27, 2002